                                                                     EXHIBIT 4.4

                         CERTIFICATION OF DETERMINATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                                       OF
                            SERIES B PREFERRED STOCK
                        OF STARTRONIX INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)

         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of Startronix International, Inc., a Delaware corporation (the "Corporation"), hereby certify in such capacities that:

         1. They are the duly elected and acting President and Secretary, respectively, of the Corporation.

         2. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

            WHEREAS, the Certificate of Incorporation of the Corporation authorized the Corporation to issue up to Fifty Million (50,000,000) shares of $.001 par value Common Stock (the "Common Stock") issuable from time to time in one or more series; and

            WHEREAS, the Certificate of Incorporation of the Corporation also authorized the Corporation to issue up to Ten Million (10,000,000) shares of $.01 par value Preferred Stock (the "Preferred Stock") issuable from time to time in one or more series; and

            WHEREAS, the Board of Directors of the Corporation is authorized to fix the designations and the powers, privileges and rights, and qualifications, limitations or restrictions, of Preferred Stock and to fix the number of shares constituting any series thereof, and

            WHEREAS, the Corporation does not currently have any shares of Preferred Stock issued and outstanding and the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions, relating to a new series of Preferred Stock, as follows:

            (a) DESIGNATION. The series of Preferred Stock designated hereby is designated "Series B Preferred Stock".

            (b) NUMBER; INITIAL ISSUANCE DATE. The number of shares constituting the Series B Preferred Stock is Two Hundred Thousand

         (200,000) shares. The term "Initial Issuance Date" means the date on which the initial shares of Series B Preferred Stock are issued.

            (c) DIVIDEND RIGHTS. The registered holders of outstanding shares of Series B Preferred Stock are entitled to receive cumulative dividends at the annual rate of sixty cents ($0.60) per share. Dividends shall accrue day by day whether or not declared or then due and payable. Any such dividend shall be payable only in shares of Common Stock of the Corporation, only upon the conversion of shares of Series B Preferred Stock into shares of Common Stock, and only with respect to such shares of Series B Preferred Stock as are then being converted. The number of shares of Common Stock to be issued as a dividend will be computed on the basis of the Conversion Price (as hereinafter defined). Dividends will be calculated on the basis of a 365-day year and actual days elapsed from the Initial Issuance Date for so long as shares of Series B Preferred Stock shall be outstanding. At the discretion of the Corporation's Board of Directors, cash dividends may be declared and paid on shares of Series B Preferred Stock. Dividends may not be declared and paid on Common Stock of the Corporation for any period during which any shares of Series B Preferred Stock are issued and outstanding.

            (d) CONVERSION RIGHTS; MECHANICS OF CONVERSION. Subject to subsections (i) and (ii), below, each share of Series B Preferred Stock is convertible at the option of the registered holder thereof, at the office of the Corporation or its transfer agent, into such number of fully paid and non-assessable shares of Common Stock as will be determined by dividing the amount of $10.00 by the Conversion Price. The Conversion Price is defined as the lesser of (x) seventy percent (70%) of the Average Market Price for the five trading days immediately preceding the Initial Conversion Date (as hereinafter defined) or (y) the Average Market Price for the five trading days immediately preceding the Initial Issuance Date. "Average Market Price" means, as to any five trading day period, the average of the last reported sales price for the Common Stock of the Corporation on the OTC Bulletin Board for each trading day during such period, or, if the Common Stock is listed on an exchange, the average of the last reported sales price for such days on the principal exchange on which the Common Stock is listed. In the absence of any such last sales price, the Board of Directors of the Corporation shall determine the current market value of the Common Stock on the basis of such prices or quotations as it deems appropriate. In case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation will be conclusive, absent manifest error.

(i) None of the Series B Preferred Stock convertible prior to the date which is forty-five (45) days following the Initial Issuance Date (the "Initial Conversion Date"). Each record holder may convert up to one hundred percent (100%) of such holder's Series B Preferred Stock on or after the Initial Conversion Date.

(ii) Each share of Series B Preferred Stock then outstanding automatically will be converted into shares of Common Stock of the Corporation immediately upon the earlier to occur of (a) the one year anniversary of the Initial Issuance Date of the Series B Preferred Stock or (b) the closing of the Corporation's sale of its Common Stock in one or more registered public offerings or private placements, the gross proceeds of which offerings or placements are not less than $5,000,000 and the closing date of which offerings and placements is not less than three
         (3) months after the Initial Issuance Date of the Series B Preferred Stock.

         No fractional shares of Common Stock will be issued upon the conversion of any shares of Series B Preferred Stock. In lieu of any fractional share to which the registered holder would otherwise be entitled upon any conversion, the Corporation shall pay to such holder in cash an amount equal to such fractional share multiplied by the Conversion Price.

         In order to convert shares of Series B Preferred Stock into full shares of Common Stock, the holder shall deliver in a single package, by overnight courier, to the offices of the Corporation (i) written notice of the election to convert such shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock to be converted, (ii) the certificate or certificates for the shares to be converted, or, if such certificate or certificates has been lost or destroyed, an affidavit or affirmation of that fact together with a bond of indemnity in favor of the Corporation, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the Common Stock into which such shares of Series B Preferred Stock are to be converted, and (iii) appropriate endorsements and transfer documents if required by the Corporation. The holder of any shares of Series B Preferred Stock is responsible for the payment of any transfer or other similar tax due in connection with any conversion of Series B Preferred Stock.

         The registered holder of shares of Series B Preferred Stock may convert a portion of such shares if the portion is $10.00 or a greater whole multiple in excess thereof. Upon surrender of share certificates in the event of a partial conversion, the Corporation shall issue to the registered holder a new share certificate for the unconverted shares.

         The Corporation shall use reasonable efforts to issue and deliver to a registered holder of Series B Preferred Stock who has complied with the notice and delivery provisions of the preceding paragraphs, to the holder's address as shown on the stock records of the Corporation, within five (5) business days after the Corporation's receipt of notice of conversion, a certificate or certificates for the number of shares of Common Stock of the Corporation to which the holder is entitled upon conversion as provided herein. The date on which the notice of conversion is received by the Corporation will be deemed to be the date of conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock as of such date. All notices of conversion are irrevocable.

         (e) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, occurring prior to the Initial Conversion Date, a holder of Series B Preferred Stock will be entitled to receive, before any amount is paid to holders of Common Stock, an amount equal to $10.00 per share, as such amount may be adjusted for stock splits, combinations, or similar events in order that the registered holders of shares of Series B Preferred Stock receive the same amount upon liquidation, dissolution or winding up of the Corporation as if such stock split, combination or other similar event has not occurred. If, upon the occurrence of a liquidation, dissolution, or winding up of the Corporation prior to the Initial Conversion Date, the assets and surplus funds distributed among the registered holders of Preferred Stock (including without limitation Series B Preferred Stock) are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the registered holders of Preferred Stock (including without limitation Series B Preferred Stock) prior to any distribution to the holders of Common Stock. On and after the Initial Conversion Date, shares of Series B Preferred Stock shall not be entitled to any liquidation preference and, subject to the preferential rights of the holders of any other series of Preferred Stock then outstanding, the holders of Series B Preferred Stock, ratably with the holders of Common Stock, will be entitled upon the occurrence of the liquidation, dissolution or winding up of the Corporation on or after the Initial Conversion Date, to receive all remaining assets and surplus funds of the Corporation as if all shares of Series B Preferred Stock had been converted into Common Stock.

         For purposes of this Section (e), a liquidation, dissolution, or winding up of the Corporation will be deemed to be occasioned by, and include, (i) the Corporation's sale of all or substantially all of its assets,
(ii) the acquisition of the Corporation by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or other consideration issued, or caused to be issued, by the acquiring corporation or any subsidiary thereof, or (iii) a change in control of the Corporation (after the Initial Issuance Date) in a single transaction or a series of related transactions such that the Corporation's shareholders of record as constituted immediately prior to such transaction or transactions will, immediately after such transaction or transactions, hold less than 50% of the voting power of the Corporation (or any successor entity).

         (f) REDEMPTION RIGHTS. Shares of Series B Preferred Stock are not subject to redemption by the Corporation.

         (g) PROVISIONS RELATING TO COMMON STOCK. The registered holders of Common Stock issued and outstanding, except as otherwise provided by law or by this Certificate of Determination, will have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers, and registered holders, as such of Series B Preferred Stock will not be entitled to any notice of shareholders' meetings or to vote upon the election of directors or upon any other matter, except if the notice or vote is required by law.

         (h) REISSUANCE OF SERIES B PREFERRED STOCK. Each share of the Series B Preferred Stock that has been converted or otherwise reacquired in any manner by the Corporation after the original issuance thereof may not be reissued as Series B Preferred Stock, but shall be restored to the status of authorized but unissued shares of Preferred Stock.

         (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at a times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as from time to time is sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and at any time the number of authorized but unissued shares of the Common Stock of the Corporation is insufficient for the conversion of all outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares, as is sufficient for such purpose.

         (j) PROTECTIVE PROVISION. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of then outstanding shares of Series B Preferred Stock alter or change the rights, preferences, or privileges of the shares of Series B Preferred Stock so as to affect adversely the Series B Preferred Stock.

            (k) PERSONS DEEMED OWNERS. The registered holder of any Series B Preferred Stock shall be treated as the owner of such Preferred Stock for all purposes.

            (l) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any of the obligations of the Corporation in respect of the Series B Preferred Stock or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of Series B Preferred Stock by its acceptance thereof waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Preferred Stock.

            Except as set forth hereinabove, the relative powers, privileges and rights, and qualifications, limitations or restrictions of the Series B Preferred Stock and the Common Stock are identical.

            RESOLVED FURTHER, that the President and the Secretary of this Corporation are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with Delaware law.

         3. The authorized number of shares of Preferred Stock of the Corporation is Ten Million (10,000,000) and the number of shares constituting Series B Preferred Stock, none of which is issued and outstanding on the date hereof, is Two Hundred Thousand (200,000).

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 10th 1996.


                                          /s/ Greg Gilbert
                                          ---------------------------------
                                          Greg Gilbert, President of
                                          Startronix International, Inc.


                                          /s/ Gerald Fitch
                                          ---------------------------------
                                          Gerald Fitch, Secretary of
                                          Startronix International, Inc.

                                  VERIFICATION

         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of StarTronix International, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true to the best of his own knowledge.

         Executed at Irvine, California, on May 10th 1996.





                                          /s/ Greg Gilbert
                                          ---------------------------------
                                          Greg Gilbert President of
                                          StarTronix International, Inc.


                                          /s/ Gerald Fitch
                                          ---------------------------------
                                          Gerald Fitch, Secretary of
                                          StarTronix International, Inc.

                                State of Delaware
                                                                 PAGE 1
                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF, "STARTRONIX INTERNATIONAL INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D, 1996 , AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                     /s/ Edward J. Freel
                                     --------------------------------------
                                     Edward J. Freel, Secretary of State



                                     AUTHENTICATION:
   2534601  8100                                       7997106
                                               DATE:
   960181538                                           06-21-96

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 06/2(/1996
                                                        960181539 - 2534601

                           CERTIFICATE OF DESIGNATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                                       OF
                            SERIES B PREFERRED ST0CK
                        OF STARTRONIX INTERNATIONAL INC.
                            (a Delaware Corporation)


         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of Startronix International Inc., a Delaware Corporation (the "Corporation"), hereby certify in such capacities that:


         1 . They are the duly elected and acting President and Secretary, respectively, of the Corporation.


         2. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

            WHEREAS, the Certificate of Incorporation of the Corporation authorized the Corporation to issue up to Fifty Million (50,000,000) shares of $.001 par value Common Stock (the "Common Stock") issuable from time to time in one or more series; and

            WHEREAS, the Certificate of Incorporation of the Corporation also authorized the Corporation to issue up to Ten Million (10,000,000) shares of $.01 par value Preferred Stock (the "Preferred Stock") issuable from time to time in one or more series, and

            WHEREAS, the Board of Directors of the Corporation is authorized to fix the designations and the powers, privileges and rights, and qualifications, limitations or restrictions, of Preferred Stock and to fix the number of shares constituting any series thereof, and

            WHEREAS, the Corporation does not currently have any shares of Preferred Stock issued and outstanding and the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions relating to a new series of Preferred Stock, as follows:

            (a) DESIGNATION. The series of Preferred Stock designated hereby is designated "Series B Preferred Stock"

            (b) NUMBER, INITIAL ISSUANCE DATE. The number of shares constituting the Series B Preferred Stock is Two Hundred Thousand

(200,000) shares. The term "Initial Issuance Date" means the date on which the initial shares of Series B Preferred Stock are issued.

         (c) DIVIDEND RIGHTS. The registered holders of outstanding shares of Series B Preferred Stock are entitled to receive cumulative dividends at the annual rate of sixty cents ($0.60) per share. Dividends shall accrue day by day whether or not declared or then due and payable. Any such dividend shall be payable only in shares of Common Stock of the Corporation, only upon the conversion of shares of Series B Preferred Stock into shares of Common Stock, and only with respect to such shares of Series B Preferred Stock as are then being converted. The number of shares of Common Stock to be issued as a dividend will be computed on the basis of the Conversion Price (as hereinafter defined). Dividends will be calculated on the basis of a 365-day year and actual days elapsed from the Initial Issuance Date for so long as shares of Series B Preferred Stock shall be outstanding. At the discretion of the Corporation's Board of Directors, cash dividends may be declared and paid on shares of Series B Preferred Stock. Dividends may not be declared and paid on Common Stock of the Corporation for any period during which any shares of Series B Preferred Stock are issued and outstanding.

         (d) CONVERSION RIGHTS; MECHANICS OF CONVERSION. Subject to subsections
(i) and (ii), below, each share of Series B Preferred Stock is convertible at the option of the registered holder thereof, at the office of the Corporation or its transfer agent, into such number of fully paid and non-assessable shares of Common Stock as will be determined by dividing the amount of $10.00 by the Conversion Price. The Conversion Price is defined as the lesser of (x) seventy percent (70%) of the Average Market Price for the five trading days immediately preceding the Initial Conversion Date (as hereinafter defined) or (y) the Average Market Price for the five trading days immediately preceding the Initial Issuance Date. "Average Market Price" means, as to any five trading day period, the average of the last reported sales price for the Common Stock of the Corporation on the OTC Bulletin Board for each trading day during such period, or, if the Common Stock is listed on an exchange, the average of the last reported sales price for such days on the principal exchange on which the Common Stock is listed. In the absence of any such last sales price, the Board of Directors of the Corporation shall determine the current market value of the Common Stock on the basis of such prices or quotations as it deems appropriate. In case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation will be conclusive, absent manifest error.

(i) None of the Series B Preferred Stock is convertible prior to the date which is forty-five (45) days following the Initial Issuance Date (the "Initial Conversion Date"). Each record holder may convert up to one hundred percent (100%) of such holder's Series B Preferred Stock on or after the Initial Conversion Date.

(ii) Each share of Series B Preferred Stock then outstanding automatically will be converted into shares of Common Stock of the Corporation immediately upon the earlier to occur of (a) the one year anniversary of the Initial Issuance Date of the Series B Preferred Stock or (b) the closing of the Corporation's sale of its Common Stock in one or more registered public offerings or private placements, the gross proceeds of which offerings or placements am not less than $5,000,000 and the closing date of which offerings and placements is not less than three
         (3) months after the Initial Issuance Date of the Series B Preferred Stock.

         No fractional shares of Common Stock will be issued upon the conversion of any shares of Series B Preferred Stock. In lieu of any fractional share to which the registered holder would otherwise be entitled upon any conversion, the Corporation shall pay to such holder in cash an amount equal to such fractional share multiplied by the Conversion Price.

         In order to convert shares of Series B Preferred Stock into full shares of Common Stock, the holder shall deliver in a single package, by overnight courier, to the offices of the Corporation (i) written notice of the election to convert such shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock to be converted, (ii) the certificate or certificates for the shares to be converted, or, if such certificate or certificates has been lost or destroyed, an affidavit or affirmation of that fact together with a bond of indemnity in favor of the Corporation, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the Common Stock into which such shares of Series B Preferred Stock are to be converted, and (iii) appropriate endorsements and transfer documents if required by the Corporation. The holder of any shares of Series B Preferred Stock is responsible for the payment of any transfer or other similar tax due in connection with any conversion of Series B Preferred Stock.

         The registered holder of shares of Series B Preferred Stock may convert a portion of such shares if the portion is $10.00 or a greater whole multiple in excess thereof. Upon surrender of share certificates in the event of a partial conversion, the Corporation shall issue to the registered holder a new share certificate for the unconverted shares.

         The Corporation shall use reasonable efforts to issue and deliver to a registered holder of Series B Preferred Stork who has complied with the notice and delivery provisions of the preceding paragraphs, to the holder's address as shown on the stock records of the Corporation, within five (5) business days after the Corporation's receipt of notice of conversion, a certificate or certificates for the number of shares of Common Stock of the Corporation to which the holder is entitled upon conversion as provided herein. The date on which the notice of conversion is received by the Corporation will be deemed to be the date of conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock as of such date. All notices of conversion are irrevocable.

         (e) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, occurring prior to the Initial Conversion Date, a holder of Series B Preferred Stock will be entitled to receive, before any amount is paid to holders of Common Stock, an amount equal to $10.00 per share, as such amount may be adjusted for stock splits, combinations, or similar events in order that the registered holders of shares of Series B Preferred Stock receive the same amount upon liquidation, dissolution or winding up of the Corporation as if such stock split, combination or other similar event has not occurred. If, upon the occurrence of a liquidation, dissolution, or winding up of the Corporation prior to the Initial Conversion Date, the assets and surplus funds distributed among the registered holders of Preferred Stock (including without limitation Series B Preferred Stock) are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the registered holders of Preferred Stock (including without limitation Series B Preferred Stock) prior to any distribution to the holders of Common Stock. On and after the Initial Conversion Date, shares of Series B Preferred Stock shall not be entitled to any liquidation preference and, subject to the preferential rights of the holders of any other series of Preferred Stock then outstanding, the holders of Series B Preferred Stock, ratably with the holders of Common Stock, will be entitled upon the occurrence of the liquidation, dissolution or winding up of the Corporation on or after the Initial Conversion Date, to receive all remaining assets and surplus funds of the Corporation as if all shares of Series B Preferred Stock had been convened into Common Stock.

         For purposes of this Section (e), a liquidation, dissolution, or winding up of the Corporation will be deemed to be occasioned by, and include, (i) the Corporations sale of all or substantially all of its assets,
(ii) the acquisition of the Corporation by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or other consideration issued, or caused to be issued, by the acquiring corporation or any subsidiary thereof, or (iii) a change in control of the Corporation (after the Initial Issuance Date) in a single transaction or a series of related transactions such that the Corporation's shareholders of record as constituted immediately prior to such transaction or transactions will, immediately after such transaction or transactions, hold less than 50% of the voting power of the Corporation (or any successor entity).

         (f) REDEMPTION RIGHTS. Shares of Series B Preferred Stock are not subject to redemption by the Corporation.

         (g) PROVISIONS RELATING TO COMMON STOCK. The registered holders of Common Stock issued and outstanding, except as otherwise provided by law or by this Certificate of Designation, will have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers, and registered holders, as such, of Series B Preferred Stock will not be entitled to any notice of shareholders' meetings or to vote upon the election of directors or upon any other matter, except if the notice or vote is required by law.

         (h) REISSUANCE OF SERIES B PREFERRED STOCK. Each share of the Series B Preferred Stock that has been converted or otherwise reacquired in any manner by the Corporation after the original issuance thereof may not be reissued as Series B Preferred Stock, but shall be restored to the status of authorized but unissued shares of Preferred Stock.

         (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as from time to time is sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and at any time the number of authorized but unissued shares of the Common Stock of the Corporation is insufficient for the conversion of all outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as is sufficient for such purpose.

         (j) PROTECTIVE PROVISION. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of then outstanding shares of Series B Preferred Stock alter or change the rights, preferences, or privileges of the shares of Series B Preferred Stock to as to affect adversely the Series B Preferred Stock.

                  (k) PERSONS DEEMED OWNERS. The registered holder of any Series B Preferred Stock shall be treated as the owner of such Preferred Stock for all purposes.

                  (l) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any of the obligations of the Corporation in respect of the Series B Preferred Stock or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of Series B Preferred Stock by its acceptance thereof waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Preferred Stock.

                  Except as set forth hereinabove, the relative powers, privileges and rights, and qualifications, limitations or restrictions of the Series B Preferred Stock and the Common Stock are identical.

                  RESOLVED FURTHER, that the President and the Secretary of this Corporation are each authorized to execute, verify, and file a certificate of designation of preferences in accordance with Delaware law.

         3        The authorized number of shares of Preferred Stock of the
Corporation is Ten Million (10,000,000) and the number of shares constituting Series B Preferred Stock, none of which is issued and outstanding on the date hereof, is Two Hundred Thousand (200,000).

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 10th, 1996



                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International Inc.



                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International Inc.

                                  VERIFICATION

         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of Startronix International, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true to the best of his own knowledge.

         Executed at Irvine, California, on May 10th, 1996.




                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International Inc.



                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International Inc.


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